Exhibit 99.1

SUBSCRIPTION AGREEMENT

Sino Charter Inc.
Block C Flat 410
Lotus Hill Golf Apartments
Lotus Hill Town, Panyu District
Guangzhou, China 511440

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Sino Charter Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Bradley W. Miller solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Miller.

MAKE CHECK PAYABLE TO: Sino Charter Inc.

Executed this _____ day of ___________________, 2007.

__________________________________	_______________________________________

__________________________________	Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $0.10	___________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________	Other: ___________________

SINO CHARTER INC.

By: ________________________________________

Title: ______________________________________